[LOGO]
BDO SEIDMAN, LLP                   285 Peachtree Center Avenue, Suite 800
Accountants and Consultants        Atlanta, Georgia 30303-1230
                                   Telephone: (404) 688-6841 Fax: (404) 688-1075

August 11, 2000


U.S. Securities and Exchange Commission
Washington, D.C. 20549


Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on August 1, 2000, to be filed by our former client, The PB Financial Services Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.


Very truly yours,


/s/ BDO Seidman, LLP